FORM OF AMENDMENT TO THE AMENDED PRIMARY CLASS
DISTRIBUTION PLAN OF
LEGG MASON SPECIAL INVESTMENT TRUST, INC.

          WHEREAS, Legg Mason Special Investment Trust, Inc. (the “Corporation”) has adopted an Amended Distribution Plan effective February 7, 1996 on behalf of the Primary Class shares of the Legg Mason Special Investment Trust (the “Fund”, and the Amended Distribution Plan, the “Plan”);

          WHEREAS, the Board has determined to re-designate the Fund’s “Primary” share class as “Class C” shares;

          NOW, THEREFORE, in accordance with the foregoing, all references to “Primary Class” shares in the Plan are hereby replaced with a corresponding reference to “Class C” shares. Except as expressly set forth above, nothing herein shall be construed as amending the terms of the Plan in any other respect.

          IN WITNESS THEREOF, the Corporation has executed this Amendment to the Plan as of the day and year set forth below:

Date: February __, 2009

ATTEST:	LEGG MASON SPECIAL INVESTMENT TRUST, INC.

By: _____________________________	By: _______________________________
Richard M. Wachterman	Gregory T. Merz
Secretary	Vice President

Agreed and assented to by:

LEGG MASON INVESTOR SERVICES, LLC

By: _____________________________
Name:
Title: